PARTICIPATION AGREEMENT


                            between


                   ACE HARDWARE CORPORATION


                              and


                      PNC COMMERCIAL CORP





                 Dated as of December 17, 1997






                                TABLE OF CONTENTS

                                                             Page

ARTICLE I                                                        1

     SECTION 1.01.       Definitions and Rules of Usage          1
     SECTION 1.02.       Documentary Conventions                 1
ARTICLE II                                                       1

     SECTION 2.01.       Operative Agreements                    1
     SECTION 2.02.       Contributions; Commitment               1
     SECTION 2.03.       Use of Proceeds of Contributions        1
     SECTION 2.04.       Records                                 2
ARTICLE III                                                      2

     SECTION 3.01.       Conditions Precedent to  Participation  2
     SECTION 3.02.       Conditions to the Lessor's Obligations  4
     SECTION 3.03.       Conditions Precedent to the Lessor's
                         Obligation To Acquire Property          5
     SECTION 3.04. Conditions Precedent to the Lessor's Obligation To Fund Construction on
                         Any Property                            9
     SECTION 3.05.       Conditions Precedent to the
                         Commencement of the Basic Term for
                         any Property                           10
ARTICLE IV                                                      11

     SECTION 4.01.       General Representations and
                         Warranties of Ace                      11
     SECTION 4.02.       Ace Funding Date Representations
                         and Warranties                         15
     SECTION 4.03.       Ace Property Closing Date
                         Representations and Warranties         16
     SECTION 4.04.       Ace Construction Funding Date
                         Representations and Warranties         16
     SECTION 4.05.       Ace Commencement of Basic Term
                         Representations and Warranties         17
     SECTION 4.06.       General Representations and
                         Warranties of Lessor                   17
ARTICLE V                                                       18

     SECTION 5.01.       No Lessor Liens                        18
     SECTION 5.02.       Further Assurances; Etc                19
     SECTION 5.03.       Payment of Certain Expenses            19
     SECTION 5.04.       Taxes                                  20
     SECTION 5.05.       Tax and Accounting Treatment           20
ARTICLE VI                                                      20

     SECTION 6.01.       Incorporation of Covenants From Ace
                         Credit Agreement                       20
ARTICLE VII                                                     21

     SECTION 7.01.       Ace                                    21
     SECTION 7.02.       Lessor                                 21
ARTICLE VIII                                                    22

     SECTION 8.01.       General Indemnity                      22




                         EXHIBITS, ANNEXES AND SCHEDULES


Annex A             Rules of Usage, Definitions and Documentary Conventions



Exhibit A           Lease

Exhibit B           Opinion of Counsel for Ace

Exhibit C-1         Non-Disturbance and Attornment Agreement (Lender)

Exhibit C-2         Non-Disturbance and Attornment Agreement (Sublessee)

Exhibit C-3         Non-Disturbance and Attornment Agreement (Assignee)

Exhibit D           Agency Agreement

Exhibit E           Environmental Indemnity Agreement



Schedule 4.01(h)    Ace's Subsidiaries




                                PARTICIPATION AGREEMENT


         THIS PARTICIPATION AGREEMENT, dated as of December 17, 1997 is entered into by and between ACE HARDWARE CORPORATION, a Delaware corporation, and PNC COMMERCIAL CORP, a Florida corporation.

         The parties hereby agree as follows:


                               ARTICLE I

         Definitions, Rules of Usage and Documentary Conventions

         SECTION 1.01. Definitions and Rules of Usage. Capitalized terms used herein have the meanings assigned to them in Annex A hereto. The rules of usage contained in Annex A hereto are applicable hereto.

         SECTION 1.02. Documentary Conventions. The documentary conventions set forth in Annex A hereto shall apply to this Agreement.


                          ARTICLE II

                     Summary of Transactions

         SECTION 2.01. Operative Agreements. On the Closing Date, each party shall execute and deliver each of the Operative Agreements.

         SECTION 2.02. Contributions; Commitment. (a) On the terms and subject to the conditions set forth in this Agreement, the Lessor shall make Contributions to Ace from time to time, as specified in the applicable Requisition; provided, however, that the aggregate amount of Contributions made hereunder shall not exceed $10,000,000; and provided, further, that the aggregate amount of the Unrecovered Contributions with respect to any Property at any time shall not exceed the Commitment with respect to such Property at such time.

         (b) At the request of Ace, from time to time, at its sole discretion, the Lessor may issue a written commitment (each a "Commitment") to provide Contributions for the Acquisition of, and/or payment of Property Costs of any Improvements on, any Property; provided, however that the portion of the Property Costs consisting of "soft costs" for any one Property shall not exceed ten percent (10%) of the total Property Costs for such Property.

         SECTION 2.03. Use of Proceeds of Contributions. All amounts paid by the Lessor to Ace as Contributions shall be used by Ace solely to pay costs and expenses that constitute Property Costs by (i) paying costs and expenses incurred in connection with the Acquisition of any Property or
(ii) paying invoices therefor that are due and payable and issued to the Construction Agent.

         SECTION 2.04. Records. Ace shall keep accurate records of all Property Costs, including copies of all relevant invoices and evidence of payment thereof, with sufficient detail to show each Property to which the Property Costs have been allocated. Ace shall permit representatives of the Lessor to have access to such records at all reasonable times and to make such copies of such records as such representatives deem necessary.


                          ARTICLE III

                      Conditions Precedent

         SECTION 3.01. Conditions Precedent to Participation. The obligations of Ace and the Lessor to participate in the transactions contemplated hereby to occur on the Closing Date shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions precedent as applicable to each such Person (each document, agreement, instrument or writing referred to below to be satisfactory in form and substance to each such Person in its reasonable discretion):

              (a) Litigation. No Litigation shall have been instituted, nor shall any written order, judgment or decree have been issued or, to the best of Ace's knowledge, proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the execution and delivery of this Agreement or the other Operative Agreements or the consummation of the transactions contemplated hereby or thereby or that would adversely affect the ability of any party to any of the Operative Agreements to perform its obligations under each Operative Agreement to which it is a party.

              (b) Consents and Approvals. All Governmental Actions and all consents, waivers and actions by or from any trustee or holder of any Debt or obligations of Ace or from any other Person that are necessary in connection with the execution and delivery of this Agreement and the other Operative Agreements or the consummation of the transactions contemplated hereby and thereby shall have been duly taken, given or obtained, shall be in full force and effect on the Closing Date, shall not be subject to any pending Litigation and either the time within which any appeal therefrom may be taken or review thereof may be obtained shall have expired or no review thereof may be obtained or appeal therefrom taken and shall be adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Agreements and the performance by each party of its obligations hereunder and thereunder.

              (c) Governmental Action. No Governmental Action shall be required for the participation by Ace or the Lessor in the transactions contemplated by the Operative Agreements.

              (d) Authorization, Execution and Delivery of Documents. Each Operative Agreement shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect.
An executed counterpart of each such Operative Agreement shall have been delivered to each party thereto and, if not a party thereto, to Ace and the Lessor or their respective counsel.

              (e) Officers' Certificate. The Lessor shall have received an Officer's Certificate of Ace stating that (i) the representations and warranties of Ace contained herein and in the other Operative Agreements are true and correct on and as of the Closing Date as though made on and as of such date, (ii) no event or condition exists, or would result from the consummation of any transaction contemplated by the Operative Agreements, which constitutes a Default or an Event of Default under any Operative Agreement and (iii) each Operative Agreement to which Ace is a party is in full force and effect with respect to it.

              (f) Corporate Documents of Ace. The Lessor shall have received the following, all to be satisfactory to the Lessor:

                   (i) a copy of Ace's articles and/or certificate of incorporation, together with all amendments, certified by the Secretary of State of the State of Delaware as of a date which is not more than twenty
(20) days prior to the Closing Date;

                   (ii) a certificate of good standing as to Ace issued by the Secretary of State of the State of Delaware dated as of a date which is not more than twenty (20) days prior to the Closing Date; and

                   (iii) a certificate of the Secretary or an Assistant Secretary of Ace dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of Ace as in effect on the date of such certification, (B) that attached thereto is a true, correct and complete copy of resolutions adopted by the Board of Directors of Ace authorizing the execution, delivery and performance of this Agreement and the other Operative Agreements to which Ace is a party and that such resolutions have not been amended or revoked and are in full force and effect on the date of such certificate, (C) that the articles and/or certificate of incorporation of Ace have not been amended since the date of the last amendment thereto indicated on the certificate furnished pursuant to clause
(A) above and (D) as to the incumbency and specimen signature of each officer of Ace executing this Agreement and the other Operative Agreements to which Ace is a party or any other document delivered in connection herewith or therewith and a certification by another officer of Ace as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii).

              (g) Representations and Performance. All representations and warranties of each party hereto contained herein and in the other Operative Agreements shall be true and correct as of the Closing Date and each party shall have performed and complied with all agreements and conditions contained herein and in the other Operative Agreements required to be performed or complied with by it on or prior to the Closing Date; and no Default or Event of Default shall have occurred and be continuing, or would result from the consummation of any of the transactions contemplated to occur on the Closing Date.

              (h) Opinion of Counsel. The Lessor shall have received an opinion of the general counsel for Ace substantially in the form of Exhibit B hereto.

              (i) Transaction Expenses. All Transaction Expenses then due and payable (including without limitation the reasonable fees, not to exceed $20,000, and out-of-pocket costs of Lessor's legal counsel) shall have been paid in full.

         SECTION 3.02. Conditions to the Lessor's Obligations. The obligation of the Lessor to make any Contribution on any Funding Date shall be subject to the fulfillment, or waiver by the Lessor, on or prior to such Funding Date, of the following conditions precedent (in addition to the conditions set forth in Sections 3.03 or 3.04, as applicable):

              (a) Commitment. The Lessor shall have issued a Commitment to make such contribution.

              (b) Requisition.  Ace shall have delivered to the Lessor
(which it may do only once in each calendar month with respect to any Property) not less than five (5) Business Days prior to such Funding Date, a Requisition in a form satisfactory to the Lessor, referring to this Agreement and specifying:

                   (i) the amount of the Contribution being requested,

                   (ii) the applicable Funding Date (which shall be a Business Day),

                   (iii) the Property or prospective Property to which such Requisition relates (a Requisition may only relate to one Property or prospective Property, although Ace may issue more than one Requisition with respect to any one Funding Date) and

                   (iv) whether the Contribution being requested is to be used to Acquire Property or for the costs and expenses of a Development Project (each Requisition may only relate to one use of proceeds).

Each Requisition shall be deemed to be a certification by Ace to the Lessor that (i) all of the representations and warranties set forth in Section 4.01 are true and complete as of the date of the Requisition and the date of the Contribution made thereunder and (ii) no Event of Default exists or will result from such Contribution. In addition, each Requisition shall be deemed to be a representation and warranty by Ace to the Lessor that:

                       (A) the costs and expenses to be paid out of the proceeds of the Contributions to be made on the applicable Funding Date, as specified in such Requisition, (1) constitute or will constitute Property Costs and (2) represent (a) amounts payable in connection with the Acquisition by the Lessor of a Property on such Funding Date or within ten (10) Business Days thereafter, (b) amounts due and payable under invoices issued to the Construction Agent for services or materials already supplied or (c) reimbursement of amounts paid by the Construction Agent out of its own funds in payment of invoices issued to the Construction Agent; and

                        (B) all the conditions to the obligations of the Lessor to make such Contributions on such Funding Date (including those specified in Sections 3.03 or 3.04, as applicable) have been, or on the applicable Funding Date will have been, fulfilled by Ace or waived by the Lessor.

              (c) Representations and Warranties. Each representation and warranty of Ace set forth in this Agreement and the other Operative Agreements shall be true and correct on and as of such Funding Date with the same effect as though such representation and warranty had been made on and as of such date, except to the extent that such representation and warranty expressly relates only to an earlier date.

              (d) Compliance with Operative Agreements. Each Operative Agreement shall be in full force and effect. Ace shall be in compliance with each term and provision set forth in this Agreement and the other Operative Agreements on its part to be observed or performed, and immediately before and immediately after giving effect to the funding of the Contribution to be made on such Funding Date, no Default or Event of Default shall have occurred and be continuing.

              (e) Payment of Transaction Expenses. All Transaction Expenses which are due and payable on or prior to such Funding Date shall have been paid in full.

         SECTION 3.03.Conditions Precedent to the Lessor's Obligation To Acquire Property.

              (a) Conditions Precedent to the Lessor's Obligation to Acquire Land. The obligation of the Lessor to issue a Commitment with respect to any Land and to make any Contribution on any Funding Date to fund the Acquisition of any Land by the Lessor on such Funding Date shall be subject to the fulfillment, on or prior to such Funding Date and in a manner and in form and substance satisfactory to the Lessor, of the following conditions precedent (in addition to the conditions set forth in Section 3.02):

              (i) Available Commitment. The Lessor shall have issued a Commitment to finance such Land in accordance with Section 2.02(b).

              (ii)Appraisal. The Lessor shall have received a preliminary appraisal of the Land showing an appraised value that is acceptable to the Lessor. Ace shall pay the costs of the preliminary appraisal and the report required under Section 3.05(e) not to exceed $5,000 in the aggregate, and the Lessor shall pay any excess amount. Upon the request by the Lessee, the Lessor shall deliver to the Lessee a copy of the preliminary appraisal.

              (iii)    Deed.  The Lessor shall have received a deed
(a "Deed"), in form and substance appropriate for recording with all applicable Governmental Authorities, with respect to such Land (including all Improvements located thereon, if any), conveying fee simple title to such Land and/or Improvements to the Lessor, subject only to Permitted Encumbrances.

              (iv)Development Project Notice. Ace shall have delivered to the Lessor a notice in writing (a "Development Project Notice") stating (i) that the Lessor is not Acquiring any Improvements on such Funding Date or (ii) whether, with respect to each parcel of Land being Acquired by the Lessor on such Funding Date on which Improvements are located, Ace intends (A) to demolish substantially all such Improvements, (B) to undertake a Development Project or (C) neither of the above (in which case such notice shall also describe Ace's intentions with respect to such Improvements).

              (v) Land Lease Supplement; Memorandum of Lease; Improvements Lease Supplement. Ace shall have executed and delivered to the Lessor a Land Lease Supplement (and, if required by the succeeding sentence, an Improvements Lease Supplement), and a Memorandum of Lease with respect to such Property.
If any Land to be Acquired by the Lessor on such Funding Date carries any Improvements (other than Improvements intended to be demolished by Ace, as set forth in the applicable Development Project Notice delivered pursuant to
Section 3.03(a)(iv)), separate Lease Supplements and Memoranda of Lease shall have been executed and delivered with respect to such Land and such Improvements. If any Land to be Acquired by the Lessor on such Funding Date carries Improvements that Ace intends to demolish (as set forth in the applicable Development Project Notice delivered pursuant to Section 3.03(a)(iv)), a single Land Lease Supplement and Memorandum of Lease shall have been executed and delivered with respect to such Land and such Improvements.

              (vi) Environmental Audit. The Lessor shall have received an Environmental Audit of such Land and shall not have objected to such Acquisition by reason of the results of such Environmental Audit.

              (vii) Financing Statements. Ace shall have executed and delivered to the Lessor all appropriate Financing Statements.

              (viii) Agreement of Sale. The Lessor shall have received a copy of the final agreement of sale (and shall, if practicable, deliver to the Lessor copies of preliminary drafts of the agreement of sale as they become available), bills of sale, if applicable, and other documentation, for the Acquisition of the Land and any Improvements thereon.

              (ix)Site Plan. The Lessor shall have received a copy of a site plan for such Land.

              (x) Zoning. The Lessor shall have received evidence that the Land has been zoned for its intended use.

              (xi)Permits and Approvals. The Lessor shall have received copies of all Governmental Actions required in connection with the purchase of the Land, if any.

              (xii) Construction Budget. The Lessor shall have received a copy of a preliminary Construction Budget for the Improvements proposed for such Property.

              (xiii) Title Commitment. The Lessor shall have received a preliminary title commitment for an owner's policy of title insurance on such Land from a title insurance company satisfactory to the Lessor, containing only such Encumbrances and exceptions as are acceptable to the Lessor, containing such endorsements as are reasonably required by the Lessor, which shall include but not be limited to the 100/300 series of endorsements and affirmative coverage for mechanics' liens, if available, and in an amount not less than the total amount of Contributions to be made by the Lessor for Property Costs relating to such Property.

              (xiv) Local Counsel Advice. The Lessor shall have received an opinion of counsel in the jurisdiction where the Land is located as to the mortgage, usury and other relevant local law treatment of the Lease and as to such other matters as the Lessor may reasonably request. Ace shall pay an amount not to exceed $5,000 for each local counsel opinion delivered hereunder; provided that Ace shall pay an amount not to exceed $2,500 for subsequent local counsel opinions delivered by the same law firm for Land in the same jurisdiction. The Lessor shall pay any excess amounts for local counsel opinions.

              (xv)Qualification to do Business. If required to do so under applicable law, the Lessor shall have qualified to do business as a foreign corporation in the state where the Land is located; provided, however, that the Lessor's failure to satisfy this condition shall not prevent the Lessor from issuing a Commitment to fund the Acquisition of any Property.

              (xvi) Survey. The Lessor shall have received a recent survey (which may be a preliminary survey) of the Land, containing such information and a certificate of the surveyor as are satisfactory to the Lessor.

              (xvii) Soil Report. The Lessor shall have received a copy of a soil report obtained by Ace with respect to such Property.

              (xviii) Insurance. The Lessor shall have received evidence that the liability insurance requirements contained in Article VIII of the Lease have been complied with.

              (xix) Origination Fee. Ace shall have paid to the Lessor an origination fee for each parcel of Land in the amount of $5,000.

              (xx)Transaction Expenses. All Transaction Expenses which are due and payable on or prior to such Funding Date shall have been paid in full.

         The Lessor shall use its best efforts to either approve or provide the Lessee with written objections to any report, certificate or other document or item provided to it under this Section 3.03(a) within thirty (30) days of its receipt thereof.

         (b) Conditions Precedent to the Lessor's Obligation to Make Contribution for Improvements. The obligation of the Lessor to issue a Commitment with respect to any Improvements and to make any Contribution on any Funding Date to fund the Acquisition of any Improvements by the Lessor on such Funding Date shall be subject to the fulfillment, on or prior to such Funding Date and in a manner and in form and substance satisfactory to the Lessor, of the following conditions precedent (in addition to the conditions set forth in Sections 3.02 and 3.03(a)):

         (i) Plans and Specifications. The Lessor shall have received a copy of the Plans and Specifications for the Improvements proposed for such Property.

         (ii)Utilities. The Lessor shall have received evidence that the utilities required for the intended use of such Property are available.

         (iii) Permits and Approvals. The Lessor shall have received copies of all Governmental Actions required in connection with the construction and development of such Improvements.

         (iv)Construction Budget. The Lessor shall have received a copy of the final Construction Budget for the Improvements proposed for such Property.

         (v) Construction Contract and Architect's Agreement. The Lessor shall have received fully-executed copies of the construction contract and the architect's agreement, if any, for the construction of such Improvements.

         (vi)Survey. The Lessor shall have received a recent survey of the Property, showing the location of the Improvements upon the Land and containing such other information and a certificate of the surveyor as are satisfactory to the Lessor.

         (vii) Report of Inspecting Architect or Engineer. The Lessor shall have received a report, reasonably satisfactory to it, of an inspecting architect or engineer selected by the Lessor based on his review of the Plans and Specifications for the Improvements; provided that the Lessee shall not be responsible to pay more than $5,000 for such report.

         (viii) Insurance. The Lessor shall have received evidence that the insurance requirements contained in Article VIII of the Lease have been complied with.

         (ix)Transaction Expenses. All Transaction Expenses which are due and payable on or prior to such Funding Date shall have been paid in full.

         The Lessor shall use its best efforts to either approve or provide the Lessee with written objections to any report, certificate or other document or item provided to it under this Section 3.04(b) within thirty (30) days of its receipt thereof.


         SECTION 3.04 Conditions Precedent to the Lessor's Obligation To Fund Construction on Any Property. The obligation of the Lessor to make any Contribution to finance any Property Costs (other than to Acquire Property) relating to any Property shall be subject to the fulfillment, on or prior to the applicable Funding Date and in a manner and in form and substance satisfactory to the Lessor, of the following conditions precedent (in addition to the conditions set forth in Section 3.02):

              (a) Property Acquisition. Such Property (or the Land underlying such Property) shall have been Acquired in compliance with Section 3.03 and all conditions precedent set forth in Section 3.03 shall have been satisfied in a manner satisfactory to the Lessor.

              (b) Agency Agreement Supplement. The Construction Agent shall have executed and delivered to the Lessor an Agency Agreement Supplement with respect to such Property.

              (c) Cost Overruns. In the case of Property Costs allocable to Improvements comprising a portion of a Development Project, after taking into account the Contributions to be made on such Funding Date to finance such Property Costs, the aggregate Property Costs incurred in connection with such Development Project shall not exceed 110% of the Projected Completion Cost with respect to such Development Project.

              (d) Transaction Expenses. All TransactionExpenses then due and payable shall have been paid in full.

         The Lessor shall use its best efforts to either approve or provide the Lessee with written objections to any report, certificate or other document or item provided to it under this Section 3.04 within thirty (30) days of its receipt thereof.

         SECTION 3.05. Conditions Precedent to the Commencement of the Basic Term for any Property. The obligation of the Lessor to lease any Property to Ace for the Basic Term of the Lease with respect thereto on any Lease Commencement Date, and the commencement of such Basic Term, shall be subject to the fulfillment of the following conditions precedent in a manner and in form and substance satisfactory to the Lessor (in addition to the conditions set forth in Sections 3.02(b) and (c) with respect to such Property):

              (a) Improvements Lease Supplement. Ace shall have executed and delivered to the Lessor an Improvements Lease Supplement (and, if necessary, a Memorandum of Lease) with respect to such Property.

              (b) Financing Statements. Ace shall have executed and delivered all appropriate Financing Statements.

              (c) Completion. The Completion Date for such Property shall have occurred on or prior to the applicable Outside Completion Date for such Property.

              (d) Certificate of Occupancy. Ace shall have obtained any Governmental Actions necessary for the use and occupancy of such Property.

              (e) Inspecting Architect or Engineer. The Lessor shall have received an approving report of an inspecting architect or engineer reasonably acceptable to the Lessor; provided, however, that Ace shall not be responsible to pay more than $5,000 in the aggregate for such report and the preliminary appraisal required by Section 3.03(ii).

              (f) Design Architect Certificate. The Lessor shall have received a certificate of substantial completion from the design architect for the Development Project on such Property.

              (g) Title Bring-Down. The Lessor shall have received a bring-down of the owner's title insurance policy by the title company confirming that such Property is free and clear of liens and encumbrances other than Permitted Encumbrances, satisfactory to the Lessor

              (h) No Defaults. No Default or Event of Default shall have occurred or be continuing.

              (i) Certificate Regarding Representations and Warranties. Ace shall have delivered to the Lessor a certificate as to the accuracy of the representations and warranties made by Ace pursuant to Section 4.05.

         The Lessor shall use its best efforts to either approve or provide the Lessee with written objections to any report, certificate or other document or item provided to it under this Section 3.05 within thirty (30) days of its receipt thereof. The Basic Term of such Lease shall commence on the date on which the conditions in this Section 3.05 have been met, or, if such date is not the first day of a calendar month, on the first day of the calendar month next following such date.


                      ARTICLE IV

                 Representations and Warranties

         SECTION 4.01. General Representations and Warranties of Ace.
Ace represents and warrants to the Lessor, as of the Closing Date, as of each Funding Date and on each Lease Commencement Date, that:

              (a) Corporate Existence. (i) Ace is duly organized, validly existing and in good standing under the laws of the State of Delaware; and
(ii) Ace has the requisite power and authority to own its properties and assets and to carry on its business as now conducted and is qualified to do
business in every jurisdiction where such qualification is required.   Ace
has all requisite corporate power to execute and deliver and to perform its obligations under the Operative Agreements.

              (b) Authorization; Non-Contravention. The execution, delivery, and performance by Ace of the Operative Agreements have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Ace, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Ace or any Subsidiary or its or their properties, or of the charter or bylaws of Ace,
(iii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other agreement, lease, or instrument to which Ace or any Subsidiary is a party or by which it or its properties may be bound or affected (including without limitation the Ace Credit Agreement), or (iv) result in the creation of an Encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by Ace or any Subsidiary, and Ace and its Subsidiaries are not in default under any such order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument or in default under any such law, rule, or regulation, which default would have a material adverse effect on the consolidated assets, properties, or financial condition of Ace and its Subsidiaries.

              (c) Governmental Approvals. Ace has received all Governmental Actions from all Governmental Authorities required in connection with the ownership, construction, operation and maintenance by it of its properties and the conduct of its present and proposed business, and all such Governmental Actions have been validly issued and are in full force and effect. No authorization, consent, approval, license, exemption of, or filing or registration with, or any other action in respect of any Governmental Authority, is or will be necessary for the valid execution, delivery or performance by Ace of the Operative Agreements.

              (d) Compliance with Laws. Ace and its properties, business operations and leaseholds are in compliance with all Governmental Rules applicable thereto.

              (e) Binding Obligations. The Operative Agreements constitute legal, valid, and binding obligations of Ace enforceable against Ace in accordance with their respective terms.

              (f) Title to Properties. Ace has good and marketable title to all of the material assets and properties purported to be owned by it, free and clear of all Encumbrances except such as are permitted by Section 7.05 of the Lease and except for covenants, restrictions, rights, easements and minor irregularities in title which do not interfere with the occupation, use and enjoyment by Ace of such properties and assets in the normal course of business as presently conducted or materially impair the value thereof for such business.

              (g) Intellectual Property. Ace owns or licenses all of the material patents, patent applications, trademarks, trademark applications, permits, service marks, trade names, copyrights, copyright applications, licenses, franchises, authorizations and other intellectual property rights that are necessary for the operations, use and occupancy of the Properties, without infringement upon or conflict with the rights of any other Person with respect thereto. No slogan or other advertising device, product, process, method, substance, part or component or other material now employed, or now contemplated to be employed, by Ace in connection with the Properties infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.

              (h) Subsidiaries. Ace has no Subsidiaries other than those listed on Schedule 4.01(h) hereto. All the outstanding shares of Ace's Subsidiaries shown on Schedule 4.01(h) hereto as being owned by Ace or any of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any Encumbrances. No Subsidiary other than A.H.C. Store Development Corp. owns any shares of Ace. Each of the Subsidiaries of Ace is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; and each of the Subsidiaries of Ace (i) has the requisite power and authority to own its property and assets and to carry on its business as now conducted and (ii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not have a material adverse effect on the condition, financial or otherwise, of Ace or any of its Subsidiaries taken as a whole.

              (i) Financial Statements. The consolidated balance sheet of Ace and its Subsidiaries as at December 31, 1996 and the related consolidated statements of operations, shareholders, equity and cash flow of Ace and its Subsidiaries for the fiscal year then ended, certified by KPMG Peat Marwick, LLP, independent public accountants, copies of which have been delivered to the Lessor, fairly present the consolidated financial condition of Ace and its Subsidiaries as at such date and the consolidated results of the operations of Ace and its Subsidiaries for the period ended on such date, all prepared in accordance with GAAP applied on a consistent basis, and there has been no material adverse change in such condition or operations since December 31, 1996.

              (j) Litigation. Except as otherwise disclosed in writing to the Lessor, there is no material litigation threatened against or affecting Ace or any of its Subsidiaries or the properties of Ace or any Subsidiaries before any Governmental Authority or arbitrator or mediator, and neither Ace nor any of its Subsidiaries is in default (in any respect which might have a material adverse effect on the ability of Ace to perform its obligations hereunder) with respect to any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect and applicable to Ace or any of its Subsidiaries.

              (k) Taxes and Tax Returns. United States federal income tax returns of Ace and the Subsidiaries have been examined and closed through the fiscal year of Ace ended December 31, 19____. Ace and its Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by Ace or any of its Subsidiaries. The charges, accruals and reserves on the books of Ace and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Ace, adequate in all material respects.

              (l) ERISA. (i) Subject to Section 4.01(l)(iii) hereof, Ace and the ERISA Affiliates and the plan administrator of each Plan have fulfilled in all material respects their respective obligations under ERISA and the Code with respect to each Plan and each Plan is currently in material compliance with the applicable provisions of ERISA and the Code.

                   (ii) Subject to Section 4.01(l)(iii) hereof, with respect to each Plan, there has been no material (A) "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder which is not subject to the provision for waiver of the 30-day notice requirement to the PBGC; (B) failure to make or properly accrue any contribution which is due to any Plan; (C) action under Section 4041 of ERISA to terminate any Pension Plan; (D) withdrawal from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (E) institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (F) the imposition of liability pursuant to Section 4062(e), 4069 or 4212 of ERISA;
(G) complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Pension Plan which is a Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA; (H) prohibited transaction described in Section 406 of ERISA or 4975 of the Code which could give rise to the imposition of any material fines, penalties, taxes or related charges; (I) assertion of a material claim (other than routine claims for benefits) against any Plan (other than a Multiemployer Plan) which could reasonably be expected to be successful; (J) receipt from the Internal Revenue Service of notice of the failure of any Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Plan to qualify for exemption from taxation under
Section 501(a) of the Code, if applicable; or (K) imposition of a lien pursuant to Section 401(a)(29) of the Code or 412(n) of ERISA.

                   (iii) The representations and warranties set forth in Sections 4.01l(i) and (ii) shall not be deemed to be breached as a result of any event, occurrence or condition affecting or relating to a Multiemployer Plan of which Ace does not have knowledge.

              (m) No Default. No Default and no Event of Default has occurred and is continuing.

              (n) Investment Company Act. Ace is not an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

              (o) Chief Executive Office. The principal place of business and chief executive office (as used in Article 9 of the Uniform Commercial Code as in effect in the state of Illinois and each state in which Property is located) of Ace and the office where its records are maintained concerning the transactions contemplated by the Operative Agreements is that address provided in the applicable Lease Supplement.

              (p) Full Disclosure. No Operative Document or other document, certificate or statement furnished to the Lessor by or on behalf of Ace pursuant to the Operative Documents contain any untrue statement of a material fact.

              (q) Use of Property for Lawful Purposes. Each Property is owned, operated and occupied by Ace in accordance with all applicable Governmental Rules.

         SECTION 4.02. Ace Funding Date Representations and Warranties. Ace represents and warrants to the Lessor, as of each Funding Date (in addition to the representations and warranties set forth in Section 4.01), that:

              (a) Compliance with Operative Agreements. The Construction Agent is in compliance in all material respects with its obligations under the Operative Agreements. Each Operative Agreement is in full force and effect. No Default or Event of Default shall occur as a result of, or after giving effect to, the transactions to be consummated on such Funding Date.

              (b) Title to Property. The Lessor has good and marketable title to each Property in fee simple, subject only to Permitted Encumbrances.

              (c) Use of Proceeds. The costs and expenses to be paid or reimbursed out of the proceeds of the Contributions to be made on such Funding Date, as specified in the applicable Requisition, (i) constitute or will constitute Property Costs and (ii) represent (A) amounts due in connection with the Acquisition by the Lessor of a Property on such Funding Date, or (B) amounts due and payable under invoices issued to the Construction Agent.

              (d) Unrecovered Contributions. The amount of the Contribution made on such Funding Date with respect to each Property will be added to the amount of the Unrecovered Contributions allocable to such Property.

         SECTION 4.03. Ace Property Closing Date Representations and Warranties. Ace represents and warrants to the Lessor, as of each Property Closing Date (in addition to the representations and warranties set forth in Sections 4.01 and 4.02), that:

              (a) Nature of Property. Each Property to be Acquired on such Property Closing Date is located in the continental United States and consists of (i) Land on which a Development Project is to be performed pursuant to the Agency Agreement or (ii) a Facility on such Land.

              (b) Title. Upon the Acquisition by the Lessor of each Property to be Acquired on such Property Closing Date that consists of Land, the Lessor shall have good and marketable title to such Property in fee simple, subject only to Permitted Encumbrances. Upon the Acquisition by the Lessor of each Property to be Acquired on such Property Closing Date that consists of Improvements, the Lessor shall have good and marketable title to such Property, subject only to Permitted Encumbrances.

              (c) Insurance. Ace has obtained insurance coverage for each Property being Acquired by the Lessor on such Property Closing Date which meets the requirements of Article VIII of the Lease, and has delivered to the Lessor such evidence of such insurance coverage as requested by the Lessor. All such coverage is in full force and effect.

              (d) Compliance with Governmental Rules. Each Property being Acquired by the Lessor on such Property Closing Date complies in all material respects with all applicable Governmental Rules (including all Environmental
Laws).

              (e) Approvals for Operation. If any Property consisting of Improvements is intended to be occupied and operated by Ace in its then current condition and configuration, all material Governmental Actions required for the occupancy and operation of such Improvements have been taken or obtained and are in full force and effect.

              (f) Construction. If any Property to be Acquired by the Lessor on such Property Closing Date consists of Land on which Ace intends to undertake a Development Project, (i) the Construction Commencement Date with respect to such Property shall be not later than the date provided in the applicable Lease Supplement and (ii) the Completion Date with respect to such Property shall occur on or prior to the Outside Completion Date with respect to such Property.

         SECTION 4.04. Ace Construction Funding Date Representations and Warranties. Ace represents and warrants to the Lessor, as of each Funding Date with respect to which any applicable Requisition specifies that the requested Contribution is to be used to finance the costs and expenses of a Development Project (in addition to the representations and warranties set forth in Sections 4.01, 4.02 and 4.03), that:

              (a) Compliance. The applicable Facility, as constructed in accordance with the applicable Plans and Specifications, shall comply in all material respects with all applicable Governmental Rules (including all Environmental Laws).

              (b) State of Property. There is no Litigation pending or, to the best of Ace's knowledge, threatened, which materially adversely affects the title to, or the use, operation or value of, the applicable Facility or the related Land. No fire or other casualty with respect to such Facility or the related Land has occurred. All Governmental Actions required for (i) the construction of such Facility in accordance with the Agency Agreement and (ii) the use and operation of such Facility following construction for its intended purposes have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be.

              (c) Completion of Construction. Unless Ace has exercised its right to purchase under Section 4.03 of the Lease (i) the Completion Date with respect to the applicable Property shall be no later than the applicable Outside Completion Date and (ii) based upon the Construction Budget for such Development Project, the Available Commitment for such Development Project shall be sufficient to complete such Development Project.

         SECTION 4.05. Ace Commencement of Basic Term
Representations and Warranties. As of each date on which a Basic Term commences with respect to any Property, Ace shall be deemed to certify to the Lessor that the representations and warranties in Sections 4.01, 4.02, 4.03 and 4.04 are true and correct on such date as to such Property.

         SECTION 4.06. General Representations and Warranties of Lessor. Lessor hereby represents and warrants, as of the Closing Date, that:

              (a) Organization; Corporate Powers. It (i) is duly organized, validly existing and in good standing under the laws of the State of Florida,
(ii) has the corporate power and authority to own its properties and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction where such qualification is necessary and (iv) has the corporate power to execute and deliver this Agreement and each other Operative Agreement to which it is a party and perform its obligations hereunder and thereunder.

              (b) Authorization and Enforceability. The execution and delivery of this Agreement and each other Operative Agreement to which it is a party and the performance of its obligations hereunder and thereunder (i) have been duly authorized by all requisite corporate action and (ii) will not (A) violate (I) any provision of its articles of incorporation or by-laws, (II) any applicable Governmental Rule or (III) any material contract, agreement or other instrument to which it is a party or by which it or its property is bound, (B) be in conflict with, result in a breach of or constitute a default under any such material contract, agreement or other instrument or (C) result in the creation or imposition of any Encumbrance upon any of its properties or assets. This Agreement and each other Operative Agreement to which it is a party have been duly executed and delivered by it and constitute its legal, valid and binding obligations, enforceable against it in accordance with its terms (except as enforcement may be affected by bankruptcy laws or other laws for the relief of debtors and except as certain remedies may be affected by the equitable powers of a court of competent jurisdiction).

              (c) Governmental Actions. No Governmental Action is required in connection with the execution and delivery by it of this Agreement or any other Operative Agreement to which it is a party or the performance by it of its obligations hereunder and thereunder.

              (d) Litigation. There is no material Litigation pending or, to its knowledge, threatened against or affecting it which individually or in the aggregate, is likely to materially impair its ability to perform its obligations under this Agreement and the other Operative Agreements to which it is a party.

              (e) Compliance with Governmental Rules. It is not in violation of or in default with respect to any Governmental Rule where such violation or default is likely to materially impair its ability to perform its obligations under this Agreement and the other Operative Agreements to which it is a party.


                                ARTICLE V

                                Covenants

         SECTION 5.01. No Lessor Liens. The Lessor agrees that it shall not directly or indirectly create, incur or suffer to exist (and will, at its own cost and expense, promptly take such action as may be necessary to discharge) any Encumbrance with respect to any Property (i) in favor of any taxing authority by reason of the nonpayment by it of any Tax (other than Taxes for which it is indemnified under the Lease) imposed on it or (ii) resulting from or related to any act of or claim against it not related to or connected with any transaction contemplated hereby or by any of the other Operative
Agreements. The foregoing shall not apply to an Encumbrance granted by the Lessor to a Lender in accordance with Section 7.02(b) hereof, except that the Lessor will, at its own cost and expense, take such action as may be necessary to discharge any such Encumbrance prior to the time it is required to convey any Property to Ace.

         SECTION 5.02. Further Assurances; Etc.

              (a) Ace's Agreement Regarding Further Assurances. Ace shall cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, conveyances, documents and assurances as the Lessor may from time to time reasonably request in order to carry out the intent and purposes of any of the Operative Agreements or to more fully vest in the Lessor the interests in any Property contemplated hereunder to be transferred to and held by the Lessor. Without limiting the generality of this Section 5.02(a), on any Property Closing Date (i) Ace shall provide all documents requested by the Lessor necessary to record, or file or deliver to any title insurance company issuing title insurance with respect to the applicable Property for recording, each Deed, Memorandum of Lease and Lease Supplement (if applicable) executed or delivered on or in connection with such Property Closing Date and (ii) Ace shall provide all documents requested by the Lessor so that the Lessor can file the Financing Statements executed or delivered on or in connection with such Property Closing Date. Ace shall direct that copies of the filed Financing Statements be sent to the Lessor or its counsel and that any such title company provide the Lessor or its counsel with evidence of all such filings.

              (b) Lender Non-Disturbance Agreements. Upon the request of the Lessor, Ace will (and will cause any assignee or sublessee to) promptly execute and deliver to any Lender designated by the Lessor a Non-Disturbance and Attornment Agreement substantially in the form of Exhibit C-1, with such changes thereto consistent with the Operative Agreements as shall be reasonably necessary to conform to the circumstances of the applicable loan transaction.

    SECTION 5.03. Payment of Certain Expenses.

              (a) Closing Date Expenses. Ace shall pay on the Closing Date all Transaction Expenses then due in connection with the Closing Date, including all such expenses relating to all Taxes for the recording, registration and filing of documents executed on the Closing Date.

              (b) Funding Date Expenses. Ace shall pay, or cause to be paid when due or upon demand by the Lessor, whichever is earlier, all Transaction Expenses in connection with each request for Contributions and each Funding Date, including all such expenses relating to each Environmental Audit, each Appraisal and all Taxes for the recording, registration and filing of documents.

              (c) Brokers' Fees and Stamp Taxes. Ace shall pay or cause to be paid any brokers' fees and any and all stamp, transfer, recording and other similar fees and Taxes, if any, that are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements; provided, however, that such fees and Taxes shall not include any brokerage fees or Taxes relating to any transfer by the Lessor of its interest in any Property or any Operative Agreement unless an Event of Default has occurred and is continuing or the transfer is to Ace or a Subsidiary of Ace.

              (d) Lessor to Provide Invoices. The Lessor shall deliver to Ace copies of invoices for expenses which Ace is required to pay for pursuant to the Operative Documents and for matters commissioned or arranged by the Lessor.

         SECTION 5.04. Taxes. Any and all payments by Ace under any Operative Agreement shall be made free and clear of and without deduction for any and all current or future Taxes other than Excluded Taxes. If Ace shall be required to deduct any Taxes other than Excluded Taxes from or in respect of any sum payable under any Operative Agreement, (i) the sum payable shall be increased by the amount (an "Additional Amount") necessary so that after making all required deductions (including deductions applicable to additional amounts payable under this Section) the payee shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the payor shall make such deductions and (iii) the payor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Governmental Rules.

         SECTION 5.05. Tax and Accounting Treatment. It is expressly understood and agreed to by Ace that the Lessor is not making any representation as to the tax or accounting treatment to be given to Ace with respect to the Lease. The Lessor shall take no position which is inconsistent with the tax or accounting treatment which is desired by Ace with respect to the Lease.


                      ARTICLE VI

                   Additional Covenants of Ace

         SECTION 6.01. Incorporation of Covenants From Ace Credit Agreement. Ace covenants and agrees with the Lessor that Ace shall comply with the covenants set forth in Section 8 of the Ace Credit Agreement for the benefit of the Lessor. All of such covenants are incorporated into this Agreement by reference as though set forth herein, and all amendments, deletions and additions to or of such covenants shall automatically be deemed to be incorporated herein by reference as though set forth herein. All references to the "Banks" or the "Agent" set forth in Section 8 of the Ace Credit Agreement shall, for purposes of this Section 6.01, be deemed to be references to the Lessor. If the Ace Credit Agreement ceases to be in effect for any reason, or if PNC Bank, National Association, ceases to be a "Bank", as defined in the Ace Credit Agreement, the provisions of Section 8 thereof as in effect immediately prior thereto shall continue to be incorporated herein by reference as though set forth herein. Ace shall deliver to the Lessor from time to time prompt written notice of any amendment, addition or deletion to
Section 8 of the Ace Credit Agreement, along with copies thereof.


                     ARTICLE VII

                     Transfers of Interests

         SECTION 7.01. Ace. Ace shall not assign, convey or otherwise transfer all or any part of its rights, title or interest in, to or under any of the Operative Agreements to, or cause any of its obligations under any of the Operative Agreements to be assumed by, any Person, other than (a) as specifically permitted by (i) Section 12.01 of the Lease or (ii) Section 2.05 of the Agency Agreement or (b) in connection with a merger of Ace permitted pursuant to the covenants incorporated into Section 6.01. Any purported assignment, conveyance or transfer by Ace (other than as permitted in the immediately preceding sentence) shall be void and of no effect.

         SECTION 7.02. Lessor. (a) The Lessor may from time to time assign, pledge, mortgage, transfer or otherwise dispose of, in whole or in part (an "Assignment") any of its rights under the Operative Agreements to any financial institution which has a minimum capital, surplus and undivided profits aggregating at least $50,000,000 without the consent of Ace. Any other assignment by the Lessor shall require the prior written consent of Ace.

              (b) In addition to the Lessor's right to make assignments set forth in Section 7.02 (a), the Lessor may assign its rights in this Agreement and the other Operative Agreements to, and may grant a mortgage lien upon, any Property in favor of, a bank or other financial institution extending credit to the Lessor (hereinafter a "Lender") without the consent of Ace; provided that (i) Ace and the Lender shall enter into a Nondisturbance and Attornment Agreement substantially in the form of Exhibit C-1, (ii) Ace, upon the request of the Lender, shall certify that this Agreement and the other Operative Agreements are in full force and effect and that no defaults thereunder have occurred and are continuing and (iii) Ace shall agree for the benefit of the Lender that any payments of Rent or Supplemental Rent or other amounts due the Lessor under this Agreement and the other Operative Agreements which have been assigned to the Lender shall be paid without offset or recoupment in accordance with the provisions of the Lease.

              (c)  No Person to which an Assignment permitted by this Section
7.02 is made (an "Assignee") shall be obligated to perform any duty, covenant or condition required to be performed by the Lessor under the terms of any Operative Agreement unless such obligations are expressly assumed in writing and in the absence of such written assumption, the Lessor shall remain obligated with respect thereto. An Assignee shall have all rights, powers and remedies given to the Lessor by the Operative Agreements and shall be named as lender loss payee or co-insured under all policies of insurance maintained pursuant to the Operative Agreements. If the Lessor assigns this Agreement or the other Operative Agreements or the monies due or to become due hereunder or thereunder or any other interest herein or therein, Ace agrees not to assert against the Assignee any defense, set- off, recoupment, claim or counterclaim which Ace may have against the Lessor, whether arising under the Operative Agreements or any other transaction between the Lessor and Ace.


                                ARTICLE VIII

                                Indemnification

              SECTION 8.01. General Indemnity. (a) Ace, whether or not any of the transactions contemplated hereby shall be consummated, hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person from and against any Claims (including Claims by a purchaser from such Indemnified Person) imposed on, incurred by or asserted against such Indemnified Person (other than to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person or to the extent such Claims arise from the breach by such Indemnified Person of its obligations under the Operative Agreements) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement or any other Operative Agreement or on or with respect to any Property or Improvements thereon, including without limitation Claims in any way relating to or arising or alleged to arise out of:

                    (i) the purchase, acceptance, rejection, ownership, design, construction, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or part thereof;

                   (ii) any latent or other defects in any Property, whether or not discoverable by an Indemnified Person or Ace and whether arising before or during the Term of this Lease;

                   (iii) any loss of or damage to any property or the environment relating to or arising out of any Property, the performance by Ace of its obligations under the Lease and the Agency Agreement or any other action or omission by Ace;

                   (iv) the Operative Agreements, or any transaction contemplated thereby;

                   (v) any breach by Ace of any of its representations or warranties set forth in the Operative Agreements or any failure by Ace to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements;

                   (vi) personal injury, death or property damage, including Claims based on strict liability in tort; and

                   (vii) the failure of the Lessor to have good and marketable title to any Property, subject only to Stated Title Exceptions.

         (b) The foregoing indemnity shall remain in full force and effect notwithstanding the termination or expiration of this Agreement or any of the other Operative Agreements. The Lessor agrees to use reasonable efforts to cooperate with Ace in connection with Ace's defense of any claims covered by this indemnification. Unless the Lessor has notified Ace that the Lessor wishes to control or stay involved in the defense of any such claim, Ace may control the defense of any such claim.

         (c) The Lessor must notify Ace in writing within two years of the date on which an officer of the Lessor holding the title of Vice President or higher had actual notice of the existence or occurrence of any event giving rise to a claim by such Indemnified Person.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Participation Agreement as of the day and year first written above.


                         PNC COMMERCIAL CORP


                         By:____________________________________(SEAL)
                         Name:
                         Title:


                         ACE HARDWARE CORPORATION


                         By:___________________________________(SEAL)
                         Name:
                         Title:






BF 60511.14:  12/11/97:  6805-14359